EXHIBIT 99.1

Whole Foods Market Reports Third Quarter Results

Company Produces Record Sales of $3.4 Billion, EBITDA Margin of 9.8%, and Diluted Earnings Per Share of $0.41; Reaffirms EPS Outlook for Fiscal Year 2014

AUSTIN, Texas, July 30, 2014 (GLOBE NEWSWIRE) -- Whole Foods Market, Inc. (Nasdaq:WFM) today reported results for the 12-week third quarter ended July 6, 2014. For the quarter, total sales increased 10% to a record $3.4 billion. Comparable store sales increased 3.9%, including a positive impact of approximately 60 basis points from Easter shifting from the second quarter last year to the third quarter this year, on top of a 7.5% increase in the prior year. A spread of approximately 40 basis points between comparable store and identical store sales growth was due to three relocations and one expansion. Average weekly sales per store were $736,000, translating to another quarter of sales per gross square foot of over $1,000. Operating income was $243 million, or 7.2% of sales, and earnings before interest, taxes, depreciation and amortization ("EBITDA") were $331 million, or 9.8% of sales. Net income was $151 million, or 4.4% of sales, diluted earnings per share were $0.41, and return on invested capital was 16.4%. Results reflect a LIFO charge of $11 million, or 31 basis points, and the repurchase of approximately 9.1 million shares of common stock.

"Our business model is producing industry-leading sales per gross square foot, healthy returns on invested capital and strong operating cash flow," said Walter Robb, co-CEO of Whole Foods Market. "We are seeing signs of stability in our sales trends and believe our strategic initiatives will help generate further momentum and produce increasing returns on invested capital over the long term."

During the quarter, the Company produced $240 million in cash flow from operations and invested $204 million in capital expenditures, resulting in free cash flow of $36 million. In addition, the Company returned $44 million in quarterly dividends to shareholders and repurchased $361 million of common stock. The Company ended the quarter with total cash and cash equivalents, restricted cash, and investments of approximately $1.1 billion.

The Company's Board of Directors today announced a new share repurchase program with $1 billion in authority through August 1, 2016, and canceled the $322 million in remaining authority under the Company's existing share repurchase program. These changes are effective as of August 1, 2014. The Board's authorization does not obligate the Company to acquire any particular amount of common stock, and the program may be suspended or discontinued at any time at the Company's discretion.

The following table provides the Company's comparable and identical store sales results for the third quarter and for the first three weeks of the fourth quarter through July 27, 2014. Results for the third quarter also are shown excluding the 60 basis point positive Easter shift impact. Sales of a store are deemed to be comparable commencing in the 53rd full week after the store was opened or acquired. Identical store sales exclude sales from relocated and remodeled stores with square footage changes greater than 20%.

	Comparable Store Sales Growth	Change in Transactions	Change in Basket Size	Identical Store Sales Growth
Q3 ended July 6, 2014	3.9%	2.0%	1.9%	3.5%
Excluding Easter shift	3.3%	1.7%	1.6%	2.9%
Q4 through July 27, 2014	3.1%	--	--	2.9%

Additional information on the quarter for comparable stores and all stores is provided in the following table. Comparable store sales growth includes the 60 basis point positive Easter shift impact.

Comparable Stores	Comps	ROIC*	# of Stores	Average Size	Total Square Feet
> 15 years old (19 years old, s.f. weighted)	2.0%	117%	100	28,000	2,804,000
11-15 years old	1.9%	100%	62	35,000	2,178,000
8-11 years old	0.9%	96%	49	43,000	2,087,000
5-8 years old	4.9%	49%	57	55,000	3,118,000
2-5 years old	7.6%	35%	54	40,000	2,171,000
< 2 years old (including 3 relocations)	15.8%	15%	30	36,000	1,069,000
All comp stores (9.8 years old, s.f. weighted)	3.9%	64%	352	38,000	13,428,000
All stores (9.1 years old, s.f. weighted)		61%	386	38,000	14,642,000
* Defined as annualized store-level income after taxes divided by average invested capital; does not reflect any as-if effect of capitalizing operating leases

For the quarter, the LIFO charge was $11 million versus a credit of $1 million in the prior year, a negative impact of 33 basis points year over year. Excluding LIFO, gross profit declined 31 basis points to 36.3% of sales due primarily to an increase in cost of goods sold as a percentage of sales. Direct store expenses improved 43 basis points to 25.1% of sales due primarily to leverage in healthcare costs and wages. As a result, store contribution improved 12 basis points to 11.1% of sales.

G&A improved eight basis points to 3.0% of sales due primarily to leverage in wages at the Company's regional and global offices, which was partially offset by investments in technology.

Fiscal Year Results

For the 40-week period ended July 6, 2014, total sales increased 10% to a record $10.9 billion. Comparable store sales increased 4.6% on top of a 7.2% increase in the prior year. Year to date, a spread of approximately 50 basis points between comparable store and identical store sales growth was due to six relocations and one expansion. Average weekly sales per store were $731,000, translating to sales per gross square foot of approximately $1,000. Operating income was $729 million, or 6.7% of sales, and earnings before interest, taxes, depreciation and amortization ("EBITDA") were $1.0 billion, or 9.3% of sales. Net income was $451 million, or 4.1% of sales, diluted earnings per share were $1.21, and return on invested capital was 14.8%. Results reflect a LIFO charge of $11 million, or 10 basis points, and the repurchase of approximately 11.2 million shares of common stock.

Year to date, the Company has produced $859 million in cash flow from operations and invested $566 million in capital expenditures, resulting in free cash flow of $293 million. In addition, the Company has returned $126 million in quarterly dividends to shareholders and repurchased $478 million of common stock.

Growth and Development

In the third quarter, the Company opened eight new stores and completed its acquisition of four New Frontiers Natural Marketplace stores, expanding into eight new markets. So far in the fourth quarter, the Company has opened two new stores and expects to open 11 additional stores. The Company currently has 388 stores totaling approximately 14.7 million square feet and expects to cross the 500-store mark in 2017. Longer term, the Company sees demand for 1,200 Whole Foods Market stores in the United States.

The Company recently signed 11 new leases, including two relocations. These leases include five new markets and are located in Montgomery, AL; Irvine, CA; Los Angeles, CA; Sacramento, CA; Bloomington, IN; Shrewsbury, MA; Cary, NC; Bedford, NH; Eugene, OR; Houston, TX; and Richardson, TX.

The following table provides additional information about the Company's new and acquired stores in fiscal years 2013 and 2014 year to date; leases currently tendered but unopened; and total development pipeline (including leases currently tendered) for stores scheduled to open through fiscal year 2018.

New Store Information	FY13	FY14 YTD	Current Leases Tendered	Current Leases Signed
Number of stores (including relocations)	32	27	31	116
Relocations	5	1	5	14
Lease acquisitions, ground leases and owned properties	6	3	8	8
Percentage in new markets	31%	56%	23%	19%
Average store size (gross square feet)	36,000	36,000	41,000	41,000
Total square footage	1,137,000	968,000	1,286,000	4,707,000
Average tender period in months	8.7
Average pre-opening expense per store (including rent)	$1.7 mil
Average pre-opening rent per store	$0.6 mil

Outlook for Fiscal Year 2014

The Company is reaffirming its diluted earnings per share outlook for fiscal year 2014 as shown in the following table. The Company notes the fourth quarter is seasonally its weakest quarter of the year in terms of average weekly sales and store contribution. In addition, store openings in the quarter will be back-end loaded. The Company's outlook does not include potential future share repurchases.

	FY14 Prior Outlook	FY14 Current Outlook	Q3 YTD Actual	Q4 Outlook
Sales growth	10.5% - 11.0%	9.6% - 9.9%	10%	8.5% - 9.5%
Comparable store sales growth	5.0% - 5.5%	4.1% - 4.4%	4.6%	2.5% - 3.5%
Two-year comps	11.9% - 12.4%	11.0% - 11.3%	11.9%	8.4% - 9.4%
Number of new and acquired stores	36 - 39	38	25	13
% of sales from new and acquired stores	6.0% - 6.5%	6.2%	6.1%	6.7%
Ending square footage growth	9% - 10%	10%	10%	10%
LIFO charge	--	$20 - $22 mil	$11 mil	$9 - $11 mil
G&A expenses	3.1%	3.1%	3.1%	3.2%
Pre-opening and relocation costs	$75 - $78 mil	$75 - $77 mil	$54 mil	$21 - $23 mil
EBITDA	$1.29 - $1.32 bil	$1.29 - $1.30 bil	$1.02 bil	$270 - $284 mil
EBITDA margin	9.0% - 9.2%	9.1% - 9.2%	9.3%	8.4% - 8.7%
Operating margin	6.5% - 6.6%	6.4% - 6.5%	6.7%	5.6% - 5.9%
Operating margin excluding LIFO	6.5% - 6.6%	6.5% - 6.6%	6.8%	5.9% - 6.2%
Tax rate	39.0%	38.8% - 39.0%	39.0%	38.0% - 39.0%
Diluted EPS	$1.52 - $1.56	$1.52 - $1.54	$1.21	$0.31 - $0.33
EPS growth	3% - 6%	3% - 4%	5%	(4%) - 2%
Capital expenditures	$675 - $725 mil	$725 - $750 mil	$566 mil	$159 - $184 mil

About Whole Foods Market

Founded in 1978 in Austin, Texas, Whole Foods Market (www.wholefoodsmarket.com) is the leading retailer of natural and organic foods and America's first national "Certified Organic" grocer. In fiscal year 2013, the Company had sales of approximately $13 billion and currently has 388 stores in the United States, Canada, and the United Kingdom. Whole Foods Market employs approximately 86,000 team members and has been ranked for 17 consecutive years as one of the "100 Best Companies to Work For" in America by Fortune magazine.

Forward-looking statements

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include general business conditions, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition and other risks detailed from time to time in the SEC reports of Whole Foods Market, including Whole Foods Market's report on Form 10-K for the fiscal year ended September 29, 2013. Whole Foods Market undertakes no obligation to update forward-looking statements.

The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT. The dial-in number is (866) 952-1906, and the conference ID is "Whole Foods." A simultaneous audio webcast will be available at www.wholefoodsmarket.com.

Whole Foods Market, Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except per share amounts)

	12 weeks ended		40 weeks ended
	July 6, 2014	July 7, 2013	July 6, 2014	July 7, 2013
Sales	$ 3,377	$ 3,058	$ 10,938	$ 9,941
Cost of goods sold and occupancy costs	2,163	1,939	7,048	6,373
Gross profit	1,214	1,119	3,890	3,568
Direct store expenses	849	781	2,766	2,529
Store contribution	365	338	1,124	1,039
General and administrative expenses	102	95	341	302
Operating income before pre-opening and store closure	263	243	783	737
Pre-opening expenses	18	13	45	37
Relocation, store closure and lease termination costs	2	2	9	9
Operating income	243	228	729	691
Investment and other income, net of interest expense	4	2	10	8
Income before income taxes	247	230	739	699
Provision for income taxes	96	88	288	269
Net income	$ 151	$ 142	$ 451	$ 430

Basic earnings per share	$ 0.41	$ 0.38	$ 1.22	$ 1.16
Weighted average shares outstanding	365.0	371.4	369.9	370.9

Diluted earnings per share	$ 0.41	$ 0.38	$ 1.21	$ 1.15
Weighted average shares outstanding, diluted basis	367.2	374.6	372.9	374.2

Dividends declared per common share	$ 0.12	$ 0.10	$ 0.36	$ 1.30

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows:

	12 weeks ended		40 weeks ended
	July 6, 2014	July 7, 2013	July 6, 2014	July 7, 2013
Net income
(numerator for basic and diluted earnings per share)	$ 151	$ 142	$ 451	$ 430
Weighted average common shares outstanding
(denominator for basic earnings per share)	365.0	371.4	369.9	370.9
Incremental common shares attributable to dilutive effect of share-based awards	2.2	3.2	3.0	3.3
Weighted average common shares outstanding and potential additional common shares outstanding
(denominator for diluted earnings per share)	367.2	374.6	372.9	374.2

Basic earnings per share	$ 0.41	$ 0.38	$ 1.22	$ 1.16
Diluted earnings per share	$ 0.41	$ 0.38	$ 1.21	$ 1.15

Whole Foods Market, Inc.
Consolidated Statements of Comprehensive Income (unaudited)
(In millions)

	12 weeks ended		40 weeks ended
	July 6, 2014	July 7, 2013	July 6, 2014	July 7, 2013
Net income	$ 151	$ 142	$ 451	$ 430
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	4	(6)	1	(11)
Other comprehensive income (loss), net of tax	4	(6)	1	(11)
Comprehensive income	$ 155	$ 136	$ 452	$ 419

Whole Foods Market, Inc.
Consolidated Balance Sheets (unaudited)
(In millions)

Assets	July 6, 2014	September 29, 2013
Current assets:
Cash and cash equivalents	$ 264	$ 290
Short-term investments - available-for-sale securities	532	733
Restricted cash	109	111
Accounts receivable	230	188
Merchandise inventories	429	414
Prepaid expenses and other current assets	109	93
Deferred income taxes	166	151
Total current assets	1,839	1,980
Property and equipment, net of accumulated depreciation and amortization	2,827	2,428
Long-term investments - available-for-sale securities	166	302
Goodwill	708	679
Intangible assets, net of accumulated amortization	82	65
Deferred income taxes	87	72
Other assets	25	12
Total assets	$ 5,734	$ 5,538

Liabilities and Shareholders' Equity
Current liabilities:
Current installments of capital lease obligations	$ 2	$ 1
Accounts payable	269	247
Accrued payroll, bonus and other benefits due team members	395	367
Dividends payable	44	37
Other current liabilities	572	436
Total current liabilities	1,282	1,088
Long-term capital lease obligations, less current installments	60	26
Deferred lease liabilities	538	500
Other long-term liabilities	41	46
Total liabilities	1,921	1,660

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, 600.0 shares authorized; 377.1 and 375.7 shares issued; and 362.7 and 372.4 shares outstanding
at 2014 and 2013, respectively	2,852	2,765
Common stock in treasury, at cost, 14.4 and 3.3 shares at 2014 and 2013, respectively	(624)	(153)
Accumulated other comprehensive income	2	1
Retained earnings	1,583	1,265
Total shareholders' equity	3,813	3,878
Total liabilities and shareholders' equity	$ 5,734	$ 5,538

Whole Foods Market, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	40 weeks ended
	July 6, 2014	July 7, 2013
Cash flows from operating activities
Net income	$ 451	$ 430
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	286	257
Share-based payment expense	51	43
LIFO expense	11	2
Deferred income tax benefit	(30)	(24)
Excess tax benefit related to exercise of team member stock options	(8)	(30)
Accretion of premium/discount on marketable securities	22	23
Deferred lease liabilities	28	36
Other	8	13
Net change in current assets and liabilities:
Accounts receivable	(46)	15
Merchandise inventories	(24)	(18)
Prepaid expenses and other current assets	(13)	(12)
Accounts payable	22	(16)
Accrued payroll, bonus and other benefits due team members	28	49
Other current liabilities	76	54
Net change in other long-term liabilities	(3)	(4)
Net cash provided by operating activities	859	818
Cash flows from investing activities
Development costs of new locations	(329)	(226)
Other property and equipment expenditures	(237)	(151)
Purchase of intangible assets	(19)	--
Purchases of available-for-sale securities	(648)	(1,104)
Sales and maturities of available-for-sale securities	959	1,393
Decrease (increase) in restricted cash	2	(7)
Payment for purchase of acquired entities, net of cash acquired	(32)	(22)
Other investing activities	(17)	(7)
Net cash used in investing activities	(321)	(124)
Cash flows from financing activities
Common stock dividends paid	(126)	(471)
Issuance of common stock	35	61
Purchase of treasury stock	(478)	(88)
Excess tax benefit related to exercise of team member stock options	8	30
Payments on capital lease obligations	(1)	(1)
Net cash used in financing activities	(562)	(469)
Effect of exchange rate changes on cash and cash equivalents	(2)	(3)
Net change in cash and cash equivalents	(26)	222
Cash and cash equivalents at beginning of period	290	89
Cash and cash equivalents at end of period	$ 264	$ 311

Supplemental disclosure of cash flow information:
Federal and state income taxes paid	$ 329	$ 296

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA and Free Cash Flow in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation.

The Company defines Adjusted EBITDA as EBITDA plus non-cash share-based payment expense and deferred rent. The following is a tabular reconciliation of the non-GAAP financial measure Adjusted EBITDA to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

	12 weeks ended		40 weeks ended
EBITDA and Adjusted EBITDA	July 6, 2014	July 7, 2013	July 6, 2014	July 7, 2013
Net income	$ 151	$ 142	$ 451	$ 430
Provision for income taxes	96	88	288	269
Investment and other income, net of interest expense	(4)	(2)	(10)	(8)
Operating income	243	228	729	691
Depreciation and amortization	88	78	286	257
EBITDA	331	306	1,015	948
Share-based payment expense	15	13	51	43
Deferred rent	13	9	30	27
Adjusted EBITDA	$ 359	$ 328	$ 1,096	$ 1,018

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures. The following is a tabular reconciliation of the Free Cash Flow non-GAAP financial measure.

	12 weeks ended		40 weeks ended
Free Cash Flow	July 6, 2014	July 7, 2013	July 6, 2014	July 7, 2013
Net cash provided by operating activities	$ 240	$ 228	$ 859	$ 818
Development costs of new locations	(122)	(69)	(329)	(226)
Other property and equipment expenditures	(82)	(44)	(237)	(151)
Free Cash Flow	$ 36	$ 115	$ 293	$ 441

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Return on Invested Capital ("ROIC") as additional information about its operating results. This measure is not in accordance with, or an alternative to, GAAP. The Company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company as well as a component of incentive compensation. The Company defines ROIC as annualized adjusted earnings divided by average invested capital. Earnings are annualized on a 52-week basis. Adjustments to earnings are defined in the following tabular reconciliation. Invested capital reflects an average of the trailing four quarters.

	12 weeks ended		40 weeks ended
ROIC	July 6, 2014	July 7, 2013	July 6, 2014	July 7, 2013
Net income	$ 151	$ 142	$ 451	$ 430

Total rent expense, net of tax[1]	57	52	182	169
Estimated depreciation on capitalized operating leases, net of tax[2]	(39)	(35)	(122)	(113)
Adjusted earnings, including interest related to operating leases	169	159	511	486

Annualized earnings	$ 651	$ 614	$ 586	$ 559
Annualized adjusted earnings, including interest related to operating leases	$ 734	$ 689	$ 665	$ 632

Average working capital, excluding current portion of long-term debt	$ 805	$ 945	$ 805	$ 945
Average property and equipment, net	2,607	2,249	2,607	2,249
Average other assets	1,119	1,033	1,119	1,033
Average other liabilities	(563)	(511)	(563)	(511)
Average invested capital	$ 3,968	$ 3,716	$ 3,968	$ 3,716
Average estimated asset base of capitalized operating leases[3]	3,081	2,895	3,081	2,895
Average invested capital, adjusted for capitalization of operating leases	$ 7,049	$ 6,611	$ 7,049	$ 6,611

ROIC	16.4%	16.5%	14.8%	15.0%
ROIC, adjusted for capitalization of operating leases	10.4%	10.4%	9.4%	9.6%

[1] Total rent includes minimum base rent of all tendered leases
[2] Estimated depreciation equals two-thirds of total rent expense
[3] Estimated asset base equals eight times total rent expense
CONTACT: Cindy McCann
         VP of Investor Relations
         512.542.0204